EXHIBIT 3.1

BAR HARBOR BANKSHARES
BYLAWS

ARTICLE I
NAME, LOCATION, TYPE OF CORPORATION, SEAL

Sec. 1.1 Name.
            The name of this corporation is Bar Harbor Bankshares (hereinafter referred to as the "Company").

Sec 1.2 Location.
            The principal place of business of the Company is Bar Harbor, Maine. The Company may have additional offices elsewhere within or without the State of Maine.

Sec. 1.3 Type of Corporation.
            The Company is a financial institution holding company, organized under the Maine Business Corporation Act.

Sec. 1.4 Corporate Seal.
            The corporate seal of the Company shall be circular in form and shall be engraved as follows:

Bar Harbor Bankshares
1984

Sec. 1.5 Clerk.
            The Clerk of the Corporation shall be a resident of the State of Maine. The initial Clerk shall be named in the Articles of Incorporation and shall serve until his or her resignation or removal from office or until a successor is elected by vote of the Board of Directors. The Clerk shall keep, in a book kept for such purposes, the records of all meetings of the directors and the Board of Directors and shall perform such duties and have such powers as are prescribed by the Act. The Clerk shall have custody of the corporate seal and may affix the same on documents requiring it, and attest to the same.

Article II
Capital Stock

Sec. 2.1 Classes and number of shares authorized.
            The Company’s Articles of Incorporation set forth the classes of shares and series of shares within a class, and the number of shares of each class and series that the Company is authorized to issue.

Sec. 2.2 Stock Certificates.
            Each stockholder shall be entitled to a certificate certifying the number of shares of capital stock owned by the stockholder. Each certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Signatures of the officers of the Company on the certificate may be facsimile so long as the manual signature of an authorized officer of the Transfer Agent appears. A certificate which has been prepared with facsimile signatures may continue to be used even though an officer whose signature appears thereon has ceased to be an officer of the Company.

Sec. 2.3 Transfers of Stock. Transfer Agent.
            Transfer of stock shall be made only upon the transfer books of the Transfer Agent, as from time to time designated by the Board of Directors. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or satisfactory evidence provided of its loss or destruction.

Sec. 2.4 Stockholder to be Registered.
         Only those persons whose names are registered on the books of the Transfer Agent shall be entitled to be treated by the Company as the holders of the stock standing in their respective names. The Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Maine.

Sec. 2.5 Loss or Destruction of Certificate.
            In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of such satisfactory assurance of indemnity to the Company and/or to the Transfer Agent as the Company may reasonably require.

Sec. 2.6 Assessability of Stock.
         The Capital stock of the Company, when duly issued, shall be fully paid and forever non-assessable.

Article III
MEETING OF STOCKHOLDERS

Sec. 3.1 Annual Meeting.
            The annual meeting of the stockholders (the Annual Meeting) shall be held during the month of October in each year, or in such other month as the Board of Directors may determine, on a day and at a time designated in the notice for the meeting. The Annual Meeting shall be held at Bar Harbor, Maine or at such other location within the State of Maine as may be designated in the notice. At the Annual Meeting, the stockholders shall elect one-third (as nearly as may be) of the Board of Directors for a term of three years and shall transact such other business as may properly be brought before the meeting.

Sec. 3.2 Special Meetings.
            Special meetings of the stockholders may be called by the President, by the Chief Executive Officer, by the Chairman of the Board of Directors, by a majority of the Board of Directors or of the Executive Committee, or by the holders of not less than 30% of the shares of capital stock entitled to vote at the meeting.

Sec. 3.3 Notice of Meetings.

            3.3.1 Time of Notice. Written notice of the Annual Meeting and of any special meeting shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date fixed for the meeting. Notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the stockholder at the address appearing on the stock transfer books of the transfer agent.

            Sec. 3.3.2 Special Meetings. Upon written request transmitted in person or by registered or certified mail to the President or the Clerk by any person entitled under Section 3.2 to call a special meeting of the stockholders, such officer shall deliver to the stockholders entitled thereto, notice of such meeting as provided herein which notice shall fix a date for the meeting, not less than ten (10) nor more than sixty (60) days after receipt of such request.

            Sec. 3.3.3 Adjournment. The presiding officer may adjourn any meeting if (i) no quorum is present, (ii) in the judgment of the Board of Directors information relevant to the matters to be acted upon has not been made available to the stockholders in a sufficiently timely manner to allow full consideration thereof, or (iii) the Board of Directors otherwise determines that adjournment is in the best interests of the Company. When a meeting of stockholders is adjourned for whatever reason for thirty (30) days or more, notice of the reconvening of the adjourned meeting shall be given as provided by Section 3.3.1 hereof. Notice of the reconvening of a meeting adjourned for less than thirty (30) days need not be given if the time and place of the reconvening of the adjourned meeting are announced at the meeting at which the adjournment is taken unless a new record date is fixed for the reconvening of the meeting. At the reconvened meeting the stockholders may transact any business which might have been transacted at the meeting at which the adjournment was taken.

Sec. 3.4 Record Date.
            For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or entitled to receive payment or a dividend or other distribution or in order to make a determination of stockholders for any other purpose, the Board of Directors shall fix in advance a record date for any such determination of stockholders. Such date shall not in any case be more than sixty (60) days, and not less than ten (10) days, prior to the date designated for the meeting or the payment of the dividend or distribution.

Sec. 3.5 Stockholder List.
            The Clerk shall, in advance of each meeting of stockholders, prepare a complete list of the stockholders entitled to vote at that meeting and any adjournment thereof. The list shall be made available at the office of the Clerk for inspection by any stockholder during usual business hours for a period of ten (10) days prior to the date designated for the meeting. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at all times during the meeting. Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting, but if there has not been substantial compliance with the requirements of this section, the meeting shall, upon demand in person or by proxy of any stockholder seeking to inspect the required list, be adjourned until the requirements of this section have been met.

Sec. 3.6 Quorum at Meetings.
            The presence in person or by proxy of the holders of not less than a majority of the shares entitled to vote at any meeting shall constitute a quorum for that meeting, and except where a larger percentage is required by the Company's Articles of Incorporation or by law, action at any meeting at which a quorum is present may be taken by the affirmative vote of the holders or representatives of a majority of the stock present or represented.

Sec. 3.7 Matters to be Considered at Annual Meeting.
            Only such matters as shall have been properly brought before the Annual Meeting shall be considered. To be considered as properly brought before the Annual Meeting, an item of business must be (i) specified in the notice of the meeting, (ii) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (iii) otherwise properly brought before the meeting by any holder of record (both as of the time such proposal is given to the stockholders as set forth below and as of the record date for the meeting in question) of any shares of capital stock of the Company entitled to vote at the Annual Meeting who complies with requirements set forth in this Section 3.7.

            In addition to all other applicable requirements, in order for business to be properly brought before an Annual Meeting by a stockholder of record, such stockholder must give timely notice as required by this Section 3.7 to the Clerk of the Company and must be present at the Annual Meeting at which the matter is to be considered, either in person or through a representative. Notice by a stockholder proposing a matter for consideration at an Annual Meeting must be delivered to, or mailed to and received by, the Company at its principal executive offices not less than 120 days prior to the anniversary date of the immediately preceding Annual Meeting or the date on which the next Annual Meeting is scheduled to occur (provided that notice of such date has been provided to stockholders or has been publicly announced), whichever date is later. Any such notice shall set forth, as to each matter proposed to be brought before the Annual Meeting, the reasons for considering such business at the Annual Meeting, the name and address of the stockholder proposing such business, the number of shares of the Company’s capital stock beneficially owned by such stockholder, and any material interest of the stockholder in the matter proposed to be brought before the Annual Meeting.

            If the Board of Directors, or a designated committee thereof, determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3.7 or that the information provided in the notice does not fulfill the information requirements of this Section 3.7 in any material respect, such proposal shall not be presented for action at the Annual Meeting for which it was proposed. In the absence of such a determination by the Board of Directors, the presiding officer at the Annual Meeting shall determine whether the stockholder proposal meets the requirements of this Section 3.7 and, if he or she determines that such requirements have not been met, such proposal shall not be presented for action at the Annual Meeting.

ARTICLE IV
BOARD OF DIRECTORS

Sec. 4.1 Management of Company.
         Subject to other provisions of these Bylaws, the business and affairs of the Company shall be managed by its Board of Directors (the Board). Each director shall hold office for the duration of his/her term and until his/her successor shall have been duly elected and qualified or until his/her earlier resignation, removal, death or incapacity.

Sec. 4.2 Number, Residence, Election, Qualifying Shares.
            The Board of Directors shall consist of not fewer than nine (9) nor more than twenty-seven (27) persons as determined by the Board prior to each Annual Meeting. No decrease in the number of Directors shall have the effect of shortening the term of an incumbent director. The Directors shall be elected at the Annual Meeting of the stockholders, and each Director elected shall serve until the next succeeding Annual Meeting and until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal from office. Subject to the limitation of the maximum number of directors, at any time between Annual Meetings, the Directors may elect not more than two additional directors to serve until the next Annual Meeting. No person shall be eligible to serve as a director unless he or she is the actual beneficial owner of shares of common stock of the Company with a par value of at least One Thousand Dollars (Qualifying Shares) provided, nonetheless, that a person who does not own the requisite number of Qualifying Shares may nonetheless be elected as a director provided that he or she becomes the actual and beneficial owner of such Qualifying Shares within one year from the date he or she first was elected. Qualifying Shares may not be encumbered.

Sec. 4.3 Director's Oath.
            Upon election or re-election, the directors shall be sworn to the proper discharge of their duties and each shall take an oath that his/her Qualifying Shares are unencumbered and that such shares will remain unencumbered during his/her term of office.

Sec. 4.4 Maximum Age.
         The maximum age of a director shall be seventy-five years (75) for directors born prior to 1932 and shall be seventy (70) years for directors born in 1932 or later. No person shall stand for election or re-election to the Board of Directors for a term during which the age of such person would exceed the maximum age provided by this section.

Sec. 4.5. Regular Meetings of Directors.
            The Board shall hold regular meetings at least quarterly at a time and place designated by the Board.

Sec. 4.6 Quorum.
            At any regular or special meeting of the Board, a quorum shall consist of not less than a majority of the Board, but less than a quorum shall have the power to adjourn from time to time until the next duly called meeting.

Sec. 4.7 Director Nominations.
            Only persons nominated in accordance with the procedures set forth in this Section 4.7 shall be eligible for election as directors at an Annual Meeting. Nominations of candidates for election as Directors of the Company at an Annual Meeting may be made (i) at the direction of the Board of Directors, or (ii) by any holder of record of any shares of capital stock of the Company entitled to vote at such Annual Meeting (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting) who complies with the procedures set forth in this Section 4.7.

            Nominations other than those made by, or at the direction of, the Board of Directors, shall be made in the manner prescribed in Section 3.7 with respect to stockholder proposals generally and shall be considered at an Annual Meeting only if the applicable requirements of Section 3.7 have been met. Notwithstanding the foregoing, in the event that the number of Directors to be elected at an Annual Meeting is proposed to be increased pursuant to a recommendation of the Board of Directors, nominations which otherwise comply with the requirements of this Section 4.7 shall be deemed timely if notice thereof is given not later than the close of business on the 15th day following the date on which stockholders were given notice of such increase or on which a public announcement of such increase was made, whichever is later.

            Any stockholder seeking to make a nomination, or his representative, must be present in person at the Annual Meeting at which the nomination is to be considered.

Sec. 4.8 Vacancies in Board.
            Vacancies in the Board may be filled by vote of a majority of the remaining directors at any meeting of the Board. Any person elected to fill a vacancy shall hold office for the unexpired term of his/her predecessor and until his/her successor has been duly elected and qualified.

Sec. 4.9 Meetings by Telephone.
            Members of the Board or of any committee may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph shall be deemed to constitute presence in person at such meeting.

Sec. 4.10 Compensation of Directors.
            Directors shall receive such reasonable compensation for meetings actually attended as from time to time shall be determined by the Board, and directors may be reimbursed for reasonable expenses actually incurred while engaged in the business of the Company.

Sec. 4.11 Annual Meeting of Directors.
         A meeting of the Board of Directors (Annual Meeting of Directors) shall be held immediately following the Annual Meeting and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a majority of the members of the Board shall be present. At the Annual Meeting of Directors, the Board shall elect or appoint the officers described in Section 5.1 hereof and may appoint such other officers and committees as the business of the Bank may require. All such officers and committees shall exercise such powers and duties as may be assigned to them from time to time by the Board or the Chief Executive Officer..

Sec. 4.12 Executive Committee.
         At the Annual Meeting of Directors, the Board shall designate from among its number an Executive Committee consisting of not less than two members including the Chief Executive Officer and such additional members as the Board may determine. The Executive Committee shall have all of the powers of the Board of Directors in regard to the ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee shall meet at such times and places as may be designated by the Chief Executive Officer. A majority of the members of the Executive Committee shall constitute a quorum at any meeting thereof. Vacancies in the Executive Committee may be filled by majority vote of the Board of Directors at any meeting of the Directors and any person chosen shall hold office until the next Annual Meeting of Directors and until his/her successor has been duly elected and qualified.

Sec. 4.13 Other Committees.
         The Board may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company and consistent with applicable law may assign such duties to such committees as it deems appropriate. A majority of the members of any such committee shall constitute a quorum for the purpose of conducting the business of that committee.

ARTICLE V
OFFICERS

Sec. 5.1 Offices to be Filled, Election, Oath, Compensation, Vacancies, Bonds.
            The Board of Directors shall elect annually from its membership a President and a Chief Executive Officer (who may be the President) and shall also elect a Treasurer (who need not be a member of the Board). The Board may elect from its membership a Chairman of the Board. To the extent permitted by law, any person may hold two or more offices. In addition to the foregoing officers, the Board of Directors may appoint one of more Vice Presidents (one of whom may be designated as Executive Vice President), a Secretary, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. The officers shall exercise such powers as may be authorized by the Board of Directors to the extent the same are not in conflict with the specific powers hereinafter authorized. Subject to contract rights, if any, as they or any of them may have, the President, the Chief Executive Officer, the Chairman and, the Treasurer shall serve at the pleasure of the Board and until their successors shall have been duly elected and qualified. Other officers shall serve at the pleasure of the Chief Executive Officer.

            The Board may at its discretion fill any vacant office for the period remaining until the next Annual Meeting of Directors and may at its discretion fill other offices which become vacant.

            The Board may require security for the fidelity and faithful performance of duties of its officers, employees and agents in such amounts as the Board shall deem necessary.

Sec. 5.2 Duties of Officers

            5.2.1 Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of a Chairman of the Board, at meetings of the Board of Directors and the Executive Committee. He/she shall make an annual report to the stockholders of the affairs of the Company. He/she shall at all times exercise such general authority, discretion and supervision over all of the affairs of the Company as its interest and security may require. In all cases where the duties of the subordinate officers and agents of the Company are not specifically prescribed by the Bylaws or by resolution of the Board, such subordinate officers and agents shall perform their duties under the general direction of the Chief Executive Officer. In the case of death, absence or disability of the Clerk, Secretary or Treasurer, the Chief Executive Officer shall exercise such of their powers as are not inconsistent with these Bylaws until the Board appoints a successor. He/she shall perform such other duties as may be provided in the Bylaws or as may be assigned to him/her from time to time by the Board of Directors.

            5.2.2 President. The President shall perform such duties as may be specifically designated by the Chief Executive Officer or by the Board of Directors.

            5.2.3 Executive Vice President. The Executive Vice President, if any, shall perform such duties as may be specifically designated by the Chief Executive Officer or by the Board of Directors.

            5.2.4 Vice Presidents. All other Vice Presidents shall perform such duties as may be assigned to them from time to time by the Chief Executive Officer, or in his/her absence, by the Board or the Executive Committee.

            5.2.5 Treasurer, Assistant Treasurer. The Treasurer shall have the custody of all monies and securities of the Company and shall keep regular and proper books of accounts as directed by the Board. He/she shall have power to endorse all checks, drafts, notes and orders for money which may be payable to the Company or its order and shall disburse funds of the Company in payment of the just demands against the Company or as may be ordered by the Board, taking proper vouchers for such disbursements. He shall render to the Company from time to time as may be required of him/her an account of all his/her transactions as Treasurer and of the financial condition of the Company. He/she shall perform all duties incident to his/her office or which are properly required of him/her an account of all his/her transactions as Treasurer and of the financial condition of the Company. He/she shall perform all duties incident to this office or which are properly required of him/her by the Board.

            The Treasurer, the Chief Executive Officer and such other officers as may be designated by the Board shall have the power, without further special authority, to execute deeds or other security instruments that may be necessary to secure authorized borrowings.

            The Clerk and the Treasurer shall each have the custody of the seal of the Company and each shall have the power to affix the same to certificates of stock and to other documents and instruments, the execution of which in the name of the Company may be required.

            The Assistant Treasurers, if any, unless otherwise directed by the Board, the Executive Committee or the Chief Executive Officer, shall each have and may exercise all of the powers of the Treasurer in his/her absence, and the Assistant Treasurers may also exercise all of the powers of the Treasurer in his/her absence, and the Assistant Treasurers may also exercise such additional powers as may be assigned by the Treasurer or as may be specifically designated by the Chief Executive Officer, by the Executive Committee or by the Board.

            5.2.6 Secretary. The Secretary shall record or cause to be recorded the proceedings and actions of all meetings of the Board of Directors and the Executive Committee and shall perform such other duties as may be assigned by the Board.

ARTICLE VI
DIVIDENDS, FISCAL YEAR

Sec. 6.1 Dividends.
         Dividends of cash, capital stock of the Company or other property may be declared by the Board of Directors in its discretion from such funds and/or accounts as may be lawfully available therefore.

Sec. 6.2 Fiscal Year.
            The Fiscal year of the Company shall be the calendar year.

ARTICLE VII
INDEMNIFICATION

Sec. 7.1 General.
         Subject to Section 7.4 of this Article VII, the Company shall in all cases indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall be been finally adjudicated:

(i)	not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or its stockholders or, in the case of a person serving as a fiduciary of any employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

(ii)	with respect to any criminal action or proceeding, to have had reasonable cause to believe that his or her conduct was unlawful.

            The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not act honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Sec. 7.2 Derivative Actions.
         Notwithstanding any provision of Section 7.1 and 7.4, the Company shall not indemnify any person with respect to any claim, issue or matter asserted by or in the right of the Company as to which that person is finally adjudicated to be liable to the Company unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

Sec. 7.3 Special right to Indemnification in Certain Cases.
         Any provisions of Section 7.1, 7.2 or 7.4 to the contrary notwithstanding, to the extent that a director, officer, employee or agent of the Company, or any other person whom the Company has authority to indemnify under Section 7.1, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred in connection therewith. The right to indemnification granted by this subsection may be enforced by a separate action against the Company, if an order for indemnification is not entered by a court in the action, suit or proceeding wherein that director, officer, employee, agent or other person was successful on the merits or otherwise.

Sec. 7.4 Determination in Specific Cases.
            Any indemnification under Section 7.1 unless ordered by a court or required by these Bylaws, shall be made by the Company only as authorized in each specific case upon a determination that indemnification of any director, officer, employee, agent or other person is consistent with the terms of this Article VII. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not seeking indemnification or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. Such a determination once made may not be revoked and, upon the making of that determination, the director, officer, employee, agent or other person may enforce the indemnification against the Company by a separate action notwithstanding any attempted or actual subsequent action by the Board of Directors.

Sec. 7.5 Advancement of Expenses.
            Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by the Company in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in Section 7.4 that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct prescribed by Section 7.1, and upon receipt by the Company of:

(i) a written undertaking by or on behalf of the person to repay the amount if that person is finally adjudicated:

(a) not to have acted honestly or in the reasonable belief that such person’s action was not in or not opposed to the best interests of the Company or its stockholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of such plan or trust or its participants or beneficiaries;

(b) with respect to any criminal action or proceeding, to have had reasonable cause to believe that the person’s conduct was lawful; or

(c) with respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the Company, to be liable to the Company, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with Subsection 2 ; and

(ii) a written affirmation by the person that he or she has met the standard of conduct necessary for indemnification by the Company as authorized in this Section.

The undertaking required by Paragraph (i) shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

Sec. 7.6 Rights Not Exclusive; Enforceable by Separate Action.
            The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in that person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee partner or fiduciary and shall inure to the benefit of the heirs and personal representatives of such a person. A right to indemnification required by this Article may be enforced by a separate action against the Company, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

Sec. 7.7 Insurance.
         The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the Company would have the power to indemnify that person against such liability under this Section.

Sec. 7.8 Miscellaneous.
            For purposes of this Article, references to the "Company" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger. For purposes of this Article, the Company shall be deemed to have requested a person to serve an employee benefit plan whenever the performance by him or her of his or her duties to the Company also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him or her with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interests of the participants or beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Company.

Sec. 7.9 Amendment.
         Any amendment, modification or repeal of this Article VII shall not deny, diminish or otherwise limit the rights of any person to indemnification or advance hereunder with respect to any action, suit or proceeding arising out of any conduct, act or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.

ARTICLE VIII
AMENDMENT OF BYLAWS

            These Bylaws may be altered or amended by the Board of Directors at any meeting, the notice for which shall include such proposed amendment in respect of all matters, except where by its nature the matter requires an amendment to the Articles of Incorporation of the Company.

ARTICLE IX
USE OF PRONOUNS

            Use of the masculine gender in these Bylaws shall be considered to represent either masculine or feminine gender wherever appropriate.

 ARTICLE X
DATE OF ADOPTION

            These Bylaws were adopted by the Board of Directors of the Company and became effective September 12, 2001. Bylaws Amended on November 20, 2007.